10.25.1

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER OF THIS SECURITY SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR (B) THE ISSUER HAS FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION QUALIFICATION OR APPROVAL IS NOT REQUIRED.

SECURED PROMISSORY NOTE

$ 375,000
San Diego, California
May 25, 2006 ("Effective Date")

For value received, the undersigned ("Borrower") promises to pay to the order of BeeBird Beheer B.V. ("Holder") at Strawinskylaan 3107 - 1077 ZX Amsterdam, the Netherlands, or such other place as Holder may from time to time designate in writing, in lawful money of the United States, the principal sum of three hundred and seventy five thousand ($ 375,000), or so much thereof as Holder may advance from time to time to Borrower hereunder, with interest at the rate and due and payable, as follows:

ARTICLE 1 - INTEREST AND PAYMENTS

1.1  Dates. As used herein, "Maturity Date" means six (6) months from the Effective Date.

1.2  Origination Fee. Subject to Section 1.9 hereof, at the time of each advance from Holder to Borrower hereunder, an origination fee equal to two percent (2.0%) of such advance ("Origination Fee") shall be due and payable by Borrower to Holder and Holder may deduct the Origination Fee from the corresponding advance prior to delivery thereof to Borrower.

1.3  Payments. On the last day of each month, interest accruing on the outstanding principal balance shall be due and payable. On the Maturity Date, the entire unpaid outstanding principal balance and any accrued and unpaid interest shall be due and payable.

1.4  Default in Payment if Interest or Late Payment Charges or any other Amounts Overdue. Any interest or other amounts not paid when due hereunder shall be added to the outstanding principal balance (which shall not cure the default in payment) and shall thereafter bear like interest as principal.

1.5  Rate of Interest. The amount of outstanding principal shall bear interest from and after the date of each advance at the rate ("Interest Rate") of twelve percent (12.0%) per annum, which shall be adjusted to eighteen percent (18.0%) per annum after the occurrence of any default (as defined herein).

1.6  Computation of Interest. Interest hereunder shall be computed on the basis of a 360-day year, with interest accruing as of the last day of each month.

1.7  Payment on Business Days. Whenever any payment to be made under this Secured Promissory Note (the "Note") is stated to be due on a date that falls on a Saturday, Sunday, public holiday or bank holiday or the equivalent for banks generally under the laws of the State of California, such payment shall be due on the next succeeding business day.

1.8  Optional Prepayment. This Note may be prepaid by Borrower in full at any time on or after the date hereof (the "Prepayment Date"), at a price equal to the principal amount to be prepaid plus all accrued interest on such prepaid amount to the Prepayment Date. Prepayments will be made in increments of Fifty Thousand Dollars ($50,000.00), except that a prepayment may be made which repays the entire outstanding principal of the Note, including all accrued and unpaid interest thereunder.

1.9  Reborrowings. Borrower may from time to time during the terms of this Note borrow, partially or wholly repay the outstanding principal balance and accrued interest without premium or penalty, and reborrow without payment of an additional Origination Fee on the reborrowed funds (and, with respect thereto, any advance made after any repayment of principal shall first be considered to be a reborrowing of principal without an additional Origination Fee), subject to all the terms and conditions of this Note.

1.10  "Common Stock" shall mean the par value voting common stock of Borrower.

ARTICLE 2 - ADDITIONAL TERMS AND CONDITIONS

2.1  Issuance of Warrants. As an additional inducement for Holder to make the loan as contemplated herein, Borrower will grant a warrant (the "Warrant") to Holder to purchase eighteen thousand five hundred (18,750) shares of Common Stock - at a price equal to the last sales price of the shares before Maturity Date as reported on the OTC BB or such other primary market on which the shares are traded, or of the shares are not traded at such market, at the fair value of the shares as determined in good faith by the Board of Directors of Borrower - and on the terms as set forth in detail in the Common Stock Purchase Warrant, a copy of which is attached hereto as Exhibit A.

2.2  Investment Representations of Holder. In order to induce Borrower to accept this Note and to issue the Warrant and as further consideration for such acceptance and issuance, Holder hereby makes the following acknowledgments, representations and warranties with the full knowledge that Borrower will expressly rely on the following acknowledgments, representations and warranties in making a decision to accept or reject the loan to be made hereunder and to issue the Warrant:

2.2.1  Holder hereby represents and warrants that Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in that Holder (i) is a corporation, partnership, Massachusetts or similar business trust with total assets of at least $5,000,000 as of the Effective Date (the "Asset Amount"), not formed for the purpose of acquiring the securities offered or issuing the indebtedness evidenced by this Note, whose purchase of the securities and issuance of the indebtedness evidenced by this Note is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or (ii) is a natural person (x) whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000, (y) who had an individual income in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year, or (z) who had joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or (iii) that Holder is an entity, all of whose equity owners are accredited investors.

2.2.2  In order for Borrower to ascertain the availability of a transactional exemption under the California Corporate Securities Laws and for purposes of an exception from the California usury provisions, Holder represents and warrants, in addition to the other representations and warranties contained herein (including without limitation the representations set forth in Section 2.2.1) that Holder qualifies under the following categories:

(a)   By reason of Holder's business or financial experience or the business or financial experience of Holder's professional advisor, Holder or Holder's advisor on behalf of Holder has the capacity to protect the interests of Holder in connection with the purchase of the securities and the issuance of the evidence of indebtedness hereunder.

(b)  Holder has a preexisting personal or business relationship with Borrower, or one of its officers or directors, of a nature and duration as would allow Holder to be aware of the character, business acumen, general business and financial circumstances of the person with whom such relationship exists.

(c)  Holder or Holder's professional advisors, including without limitation its counsel, has sufficient knowledge and experience in financial and business matters so that Holder or he/she is on Holder's behalf capable of evaluating the merits and risks of investment in the restricted securities and the issuance of the evidence of indebtedness hereunder and can reasonably be assumed to have the capacity to protect Holder's interests in connection with the transaction.

(d)  The Asset Amount is according to Holder's most recent financial statements, which financial statements are as of a date not more than ninety (90) days prior to the Effective Date, prepared in accordance with generally accepted accounting principles and in accordance with the rules and requirements of the Securities and Exchange Commission (whether or not required by law to be prepared in accordance with those rules and requirements).

2.2.3  This issuance of securities pursuant to this Note and the issuance of indebtedness hereunder has not been accompanied by the publication of any advertisement.

2.3  Advances. Advances hereunder shall be made in such amounts, up to the total amount of the principal sum stated above, and at such times, as Borrower shall request in writing to Holder. All requests for advances under this Note shall be irrevocable and made at least five (5) business days prior to the date the requested advance is to be made. Advances will be made in increments of fifty Thousand Dollars ($50,000.00). The obligation of Holder to make advances hereunder is conditioned upon the following: From the Effective Date to the Maturity Date, no default under this Note nor any act, event or condition which would, with or without notice, the passage of time or both, constitute a default under this Note, shall exist or have occurred. Holder shall not incur any liability to Borrower in acting upon advances requested which Holder believes in good faith to have been given by a person duly authorized to borrow on behalf of Borrower. All advances made by Holder hereunder and all payments received on account of the principal balance hereof and/or interest and/or late charges shall be evidenced by the internal records of Holder which shall be prima facie evidence of such matters.

2.4  Application of Payment. All payments received, irrespective of how they may be designated by Borrower, shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest, then to principal, except that, after the occurrence the occurrence and during the continuation of any default under this Note, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect. Borrower waives the application of Sections 1479 and 2822(a) of the California Civil Code and any other Statute or rule of law that would otherwise direct, or permit Borrower to direct, the order of application of payment made by Borrower or amounts otherwise received by Holder.

2.5  No Waiver. The acceptance by Holder of any payment under this Note after the date such payment is due shall not constitute a waiver of Holder's right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to pay.

2.6  Security Interest. The loan evidenced by this Note is made for the express purpose of providing Borrower with working capital for its operations. As security for Borrower's obligations under this Note, subject to and only effective upon obtaining the written consent of Camel Financial, Inc. and/or its successors and assigns (including without limitation US Bank National Association, Union Bank of California, N.A. and Pacific Century Bank, N.A.) to the security interest granted under this Section 2.6. Borrower grants Holder a security interest in all of Borrower's goods, accounts, documents, instruments, money, deposit accounts, chattel paper, investment property, letter-of-credit rights and general intangibles, and all proceeds, replacements, substitutions, products, accessions and increases of the foregoing. The foregoing security interest shall not be effective until such consent referred to in this Section 2.6 shall be obtained. Such security interest, when effective, shall be of equal priority as the security interest granted to the Other Lender under the Other Note (each as defined in Section 2.22 below).

2.7  Default. The following shall constitute a "default" under this Note:

2.7.1  Borrower shall fail to make payment of any amount due hereunder and such failure in not cured within ten (10) calendar days of Borrower's receiving written notice from Holder that such failure occurred or is continuing;

2.7.2  Borrower shall fail to satisfy or perform any other covenant or provision of this Note and such failure is not cured within ten (10) calendar days of Borrower's receiving written notice from Holder that such failure occurred or is continuing;

2.7.3  Borrower: (i) voluntarily suspends the transaction of business; (ii) becomes insolvent or unable to pay its debts as they mature; (iii) makes an assignment for the benefit of creditors; (iv) becomes the subject of a bankruptcy, reorganization or similar debtor relief proceeding unless, in the case of an involuntary petition filed against Borrower, the petition is dismissed within sixty (60) calendar days; (v) becomes, or any of its property becomes, the subject of appointment of a receiver, trustee or conservator, unless, in the case of such appointment without Borrower's consent, the appointment is vacated within sixty (60) calendar days; (vi) has any material portion of its property become subject to attachment, execution, sequestration or other judicial seizure not discharged within sixty (60) calendar days; (vii) fails to pay or discharge any judgment against it, singly or in the aggregate, in the excess of Fifty Thousand Dollars ($50,000.00), or to appeal such judgment and obtain a stay thereof within ten (10) calendar days of entry; or (viii) is dissolved or terminated.

2.8  Enforcement Fees and Costs. Borrower shall immediately reimburse Holder for all fees and costs, including reasonable attorneys' and expert witness fees and costs, incurred by Holder for (i) enforcement of this Note or any of its terms, or the exercise of any rights or remedies hereunder and/or at law, in equity or otherwise, whether or not any action or proceeding is filed; and (ii) representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief or similar proceeding of or relating to Borrower or any person liable (by guaranty, assumption, endorsement or otherwise) upon any of the provisions of this Note. All fees and costs shall bear interest until paid at the rate applicable from time to time under this Note.

2.9  Waivers. The makers, endorsers, guarantors and sureties of this Note hereby waive diligence, demand, presentment, notice of non-payment or dishonor, protest and notice of protest, and expressly agree that this Note or any obligation or term hereunder or the time for performance of any obligation under this Note may be renewed, modified, postponed or extended from time to time and at any time without notice, consent to the release without notice of any party or guarantor liable (primarily or secondarily) hereon or herefor, consent to the addition without notice of parties liable hereon or herefor, consent to the acceptance, release or substitution without notice of security for this Note, including other types of security, all without in any way affecting their liability, and waive all defenses based upon suretyship or impairment of collateral.

2.10  Full Payment. All amounts payable under this Note shall be paid in full without setoff, deduction or counterclaim. All amounts payable under this Note shall be free and clear of and without any deduction or withholding for or on account of any taxes, levies, duties, charges, fees, restrictions or conditions of any nature now or hereafter imposed by federal, state county or local government or any political subdivision or taxing authority thereof or therein. Borrower shall indemnify Holder against such taxes, levies, imposts, duties, charges and fees (other than taxes on the income of Holder imposed by any taxing authority) which may be assessed against Holder or claimed or demanded from Holder in respect of any amount payable by Borrower hereunder, and against any cost, charges, expenses or liability arising out of or in respect of such assessment, claim or demand, to the full extent permitted by law.

2.11  Time of the Essence. Time is of the essence with respect to the payment and performance of the obligations of this Note.

2.12  No Oral Waivers or Modifications. No provision of this Note may be waived or modified orally, but only in a writing signed by Holder and Borrower.

2.13  Governing Law. This Note shall be governed by and construed under the laws of the State of California, without regard to conflict of law provision.

2.14  Severability. Every provision hereof is intended to be several. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

2.15  Limitation Upon Interest. All agreements between Borrower and Holder, now existing or hereafter arising, are expressly limited so that no event whatsoever shall the amount paid, or agreed to be paid, to Holder hereof for the use, forbearance or detention of money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit or validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder hereof shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Borrower.

2.16  Authority to Bind. Each person signing this Note on behalf of Borrower represents and warrants that he has full authority to do so and that this Note binds the corporation.

2.17  Notice. All notices, demands and other communications required or permitted hereunder shall be in writing and shall be delivered by letter, facsimile, e-mail or other documentary form. Notice by facsimile, e-mail or hand delivery shall be deemed to have been received by the close of the business day on which it was transmitted or hand delivered (unless transmitted or hand delivered after 6:00 PM at the recipient's location in which case it will be deemed received at the close of the next business day). Notice by overnight mail or courier shall be deemed to have been received two (2) business days after it was sent. For purposes of notice, the addresses of Borrower and Holder shall be as set forth below; provided, however, that any party shall have the right to change its address for notice hereunder to any other location by giving notice to the other party in the manner set forth above.

Address of Borrower:

St. Bernard Software, Inc.
15015 Avenue of Science
San Diego, California 92128
Attention: Alfred Riedler
Telephone: 858-524-2050
e-mail: ariedler@stbernard.com

Address of Holder:

BeeBird Beheer B.V.
Strawinskylaan 3107
1077 ZX Amsterdam
Att. Bart A.M. van Hedel
Fax: +31.20.471.2497
Email: info@beebird.nl

2.18  Remedies Cumulative. Each and every right, remedy and power hereby granted to Holder or allowed it by law or other agreement shall be cumulative and not exclusive and may be exercised by Holder from time to time. No failure or delay by Holder in exercising any right or remedy shall operate as a waiver of any such right or remedy, nor shall any single or partial exercise of any right or remedy preclude further exercise of such right or remedy or any other right or remedy.

2.19  Representations. Borrower and Holder each represent and warrant to the other that it is not relying upon any legal advice from the other party or any of its agents or employees, it has been represented by an attorney of its own choosing in connection with this Note and the transactions contemplated herein, it fully understands the terms and contents if this Note and the Warrant and it freely signs hereunder.

2.20  Headings. Headings used herein are for convenience of reference only and do not define or limit the scope of provisions of this Note.

2.21  Successors and Assigns. This Note binds Borrower and its successors and assigns, it inures to the benefit of Holder and its successors, assigns and participants. Holder may not transfer nor assign its rights or obligations under this Note or the Warrant, in whole or in part.

2.22  Related Note. This Note is being executed and delivered simultaneously with the execution and delivery by Borrower of the Secured Promissory Note (the "Other Note") of even date in the original principal balance of $ 125,000 in favor of the Broomfield Family Trust (the "Other Lender"). Advances under this Note shall be requested simultaneously with advance requests under the Other Note and shall be requested by Borrower on a pro rata basis; and all prepayments and payments of principal under this Note and the Other Note shall be made by Borrower (if not paid in full) to Holder and the Other Lender on a pro rata basis (and if Holder shall receive more than its pro rata share, it shall be deemed to hold such excess in trust for the benefit of the Other Lender).

BORROWER:

ST. BERNARD SOFTWARE, INC.
a Delaware corporation

By: /s/ Alfred F. Riedler
Alfred F. Riedler, Chief Financial Officer

The undersigned accepts and agrees to the foregoing Note and its terms, acknowledges and makes the representations, warranties and covenants of Holder contained therein, and agrees to make advances to Borrower as provided therein.

HOLDER:

BeeBird Beheer B.V.

/s/ Bart A.M. van Hedel
By: Bart A.M. van Hedel
Its: managing director
Read and approved:

Other Lender: Broomfield Family Trust

By: /s/ Scott Broomfield

EXHIBIT A

FORM OF COMMON STOCK PURCHASE WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Void after 5:00 p.m., San Diego, California Time, on May __, 2011.

ST. BERNARD SOFTWARE, INC.
COMMON STOCK PURCHASE WARRANT

No. BN-____	_________ shares
May __, 2006	of Common Stock

THIS CERTIFIES THAT, for value received, ______________, a ________________(the "Holder"), is entitled to purchase __________ (________) shares of Common Stock of ST. BERNARD SOFTWARE, INC., a Delaware corporation (the “Company”), at a price of $____ per share (the "Warrant Price"), subject to adjustments and all other terms and conditions set forth in this Warrant.

Definitions. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

"Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

"Common Stock" shall mean shares of the Company's presently or subsequently authorized common stock, and any stock into which such common stock may hereafter be exchanged.

"Company" shall mean ST. BERNARD SOFTWARE, INC., a Delaware corporation, and any corporation which shall succeed to or assume the obligations of ST. BERNARD SOFTWARE, INC., under this Warrant.

"Date of Grant" shall be deemed May __, 2006.

"Exercise Date" shall mean the effective date of the delivery of the Notice of Exercise pursuant to Sections 0 and 0 below.

"Holder" shall mean any person who shall at the time be the registered holder of this Warrant.

"Shares" shall mean shares of the Company's Common Stock, as described in the Company's articles of incorporation.

"Warrant Shares" shall mean _______ shares of the Company's Common Stock which the Warrant entitles the Holder to purchase.

Term.    The purchase right represented by this Warrant is exercisable only during the period commencing upon the Date of Grant and ending the earlier of (i) May __, 2011, or (ii) concurrently with the closing date of: a sale of all or substantially all of the Company's assets; a merger of the Company with or into another entity or of an entity with or into the Company following which the voting control of the surviving entity in the merger is ultimately controlled by persons who presently do not own beneficially or otherwise ten percent (10%) or more of the issued and outstanding voting stock of the Company; or sale by existing shareholders of at least fifty-one percent (51%) of the presently issued and outstanding stock of the Company. The foregoing events are collectively referred to as a "change of control." After May __, 2011 or a change of control, this Warrant shall be of no further force or effect.

Method of Exercise and Payment.

Method of Exercise. Subject to compliance with all applicable Federal and state securities laws, the purchase right represented by this Warrant may be exercised during its term (as provided in Section (i)), in whole or in part and from time to time, by the Holder by (i) surrender of this Warrant and delivery of the Notice of Exercise (the form of which is attached as Exhibit A), duly executed, at the principal office of the Company and (ii) payment to the Company of an amount equal to the product of the then applicable Warrant Price multiplied by the number of Shares then being purchased.

Method of Payment. Payment shall be made either (1) by cash, or (2) by wire transfer of United States funds for the account of the Company.

Delivery of Certificate. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within thirty (30) calendar days of delivery of the Notice of Exercise and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of Shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such thirty (30) day period.

No Fractional Shares. No fractional shares shall be issued on connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value per Share as of the date of the exercise.

Adjustment of Warrant Price and Number of Shares.

Adjustment Upon Subdivision, Combination, or Reclassification. In case the Company shall at any time after the Date of Grant (i) subdivide the outstanding shares of its Common Stock, (ii) combine the outstanding shares of its Common Stock into a smaller number of shares of Common Stock, or (iii) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving person), the number and kind of shares purchasable upon exercise of this Warrant outstanding immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive at the same aggregate Warrant Price the kind and number of shares of Common Stock or other securities of the Company which the Holder would have owned or have been entitled to receive after the happening of any events described above had such warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date with respect thereto. In the event of any adjustment of the total number of shares of Common Stock purchasable upon the exercise of this Warrant, the Warrant Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by this Warrant immediately after such adjustment into the total amount payable upon the exercise of this Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this Section 4 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

Adjustment Upon Certain Issuances of Common Stock Prior to May __, 2011. In the event the Company, at any time from the date hereof through May __, 2011, shall issue shares of Common Stock for consideration per share less than $____ per share (the "Lower Issuance Price"), then, in such event, the Warrant Price shall be reduced to the Lower Issuance Price. Notwithstanding the foregoing, no reduction shall be made in connection with shares of Common Stock (i) issued upon exercise and/or conversion of warrants, options and other convertible securities currently outstanding as of the date hereof; (ii) issued in connection with the 1992 Stock Option Plan, the St. Bernard Software, Inc. 2000 Stock Option Plan and the St. Bernard Software, Inc. 2005 Stock Option Plan; (iii) issued as compensation for the Company's officers, directors or consultants; (iv) issued under this antidilution provision or similar antidilution provisions contained in other warrants; (v) issued in connection with a transaction resulting in a change of control of the Company; or (vi) issued in connection with the Company's collaboration with a corporate partner.

Compliance with Act; Transferability and Negotiability of Warrant; Investment Intent.

Compliance with Act. The Holder, by acceptance hereof, agrees that this Warrant and the Shares to issued upon the exercise hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon the exercise hereof except under circumstances which will not result in a violation of the Act. Upon the exercise of this Warrant, the Holder shall confirm in writing, in a form satisfactory to the Company, that the Shares so issued are being acquired solely for its own account and not as a nominee for any other party and not with a view toward resale or distribution thereof. This Warrant and the Shares to be issued upon the exercise hereof (unless registered under the Act) shall be imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

In addition, this Warrant and the Shares to be issued upon the exercise hereof shall bear any legends required by the securities laws of applicable states.

Any legend referring to the Act endorsed on a certificate pursuant to this Section 0 shall be removed, and the Company shall issue a certificate without such legend to the Holder of such securities if (i) such securities are registered and sold under the Act and a prospectus meeting the requirements of Section 10 of the Act is available, (ii) such securities are sold or may be sold in compliance with Rule 144(k), or (iii) at the request of the Holder, if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

No Transfer. Holder will not dispose of the Warrant or the Shares to be issued upon exercise of the Warrant other than (i) in conjunction with an effective registration statement for the Warrant and/or Shares under the Act, (ii) in compliance with Rule 144 promulgated under the Act or (iii) in compliance with any applicable exemption from registration under the Act, and in compliance with applicable state, local or foreign securities laws.

Knowledge and Experience. Holder (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Holder's prospective investment in the Warrant and the Shares to issued upon exercise of the Warrant; (ii) has the ability to bear the economic risk of such Holder's prospective investment; (iii) has been furnished with and has access to such information as such Holder has considered necessary to make a determination as to the purchase of the Warrant and the Shares to be issued upon the exercise of the Warrant together with such additional information as is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Holder satisfactorily answered by the Company; and (v) has not been offered the Warrant and the Shares to be issued upon exercise of the Warrant by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

Rights of Holder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, transfer of assets or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares issuable upon exercise hereof shall have become deliverable, as provided herein.

Piggy Back Registration. If at any time Company shall determine to register under the Securities Act of 1933, as amended (the “Securities Act”) (including, without limitation, pursuant to a demand of any stockholder of Company exercising registration rights) any of its securities, other than in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the “Commission”) under the Securities Act is applicable, it shall send to the Holder, written notice of such determination. If within thirty (30) calendar days after receipt of such notice, the Holder shall so request in writing, Company shall use its best efforts to include in such registration statement all or any part of the shares issuable under the Warrant which the Holder requests to be registered therein, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental ("piggy back") right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right and there are first excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, officer or employee of Company or any subsidiary of Company, (ii) any holder thereof not having any such contractual, incidental registration rights, and (iii) any holder thereof having contractual, incidental registration rights subordinate and junior to the rights of the Holder, then Company shall be obligated to include in such registration statement only such limited portion of the shares issuable under the Warrant with respect to which the Holder has requested inclusion hereunder.

Market Stand-Off Agreement. During the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, the Holder or any future transferee will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to transferees or donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

Such agreement shall not exceed one hundred eighty (180) calendar days for the first registration statement of the Company which covers the Common Stock (or other securities) to be sold on its behalf in an underwritten public offering; and

Such agreement shall not continue to apply to, and shall not exceed ninety (90) calendar days for the two subsequent registration statements of the Company which cover Common Stock (or other securities) to be sold on its behalf to the public in an underwritten public offering.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock of the Holder or any future transferee (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory to the Company or, in the case of a mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

Exchange of Warrants. Subject to the provisions of the Warrant, on surrender of this Warrant for exchange, properly endorsed and in compliance Act, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.

Stock Fully paid; Reservation of Warrant Shares. The Warrant Shares will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will use its best efforts to cause to be authorized, and thereafter at all times have authorized, and reserve for purposes of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock (or such other security as to which this Warrant may be exercised) to provide for the exercise rights represented by this Warrant.

Governing Law. This Warrant shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Warrant and the closing transactions contemplated hereby.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address shown on the signature pages to this Warrant or to such other facsimile number address provided to the parties to this Warrant in accordance with this Section 0. Such notices or other communications shall be deemed received upon receipt of a confirmation of facsimile receipt or three calendar days after deposit in the mail.

Severability. In the case any provision of this Warrant shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Titles and Subtitles. The titles of the sections of this Warrant are for convenience of reference only and are not to be considered in construing the terms of this Warrant.

Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute on instrument.

Dated: May __, 2006

THE COMPANY

ST. BERNARD SOFTWARE, a Delaware corporation

By: ________________________________
John Jones, President/ CEO

THE HOLDER

_____________, a _____________

By: ________________________________
Name:

Title:

EXHIBIT A

NOTICE OF EXERCISE

To: ST. BERNARD SOFTWARE, INC.:

1.
The undersigned Holder of the attached original, executed Common Stock Purchase Warrant hereby elects to exercise its purchase right under such Warrant with respect to Shares, as defined in the Warrant, of St, Bernard Software, Inc. (the "Company").

2.	The undersigned Holder elects to pay the aggregate Warrant Price, as defined in the Warrant, for such shares (the "Exercise Shares") in the following manner:

[ ]	by the enclosed cash in the amount of $ ; or

[ ]
by wire transfer of U.S. funds to the account of the Company on the amount of $______ which transfer has been made before or simultaneously with the delivery of this notice pursuant to the instructions of the Company.

3.
The Holder represents and warrants that the Exercise Shares so issued are being acquired solely for its own account and not as a nominee for any other party and not with a view toward resale or distribution thereof.

4.	Please issue a stock certificate or certificates representing the appropriate number of shares in the name of the undersigned or in such other name as specified below:

[ADDRESS]
_______________________
_______________________
_______________________

HOLDER:

                                ___________________________________________

Date: _______________________________________